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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM T-1


                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE



                         UMB BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   44-0201230
                                (I.R.S. Employer
                               Identification No.)

        1010 Grand Blvd., Kansas City, Missouri                    64106
        (Address of principal executive offices)                 (Zip Code)



                                OGE ENERGY CORP.
               (Exact name of obligor as specified in its charter)

               Oklahoma                                        73-1481638
     (State or other jurisdiction                         (I.R.S. employer
   of incorporation or organization)                     identification No.)


             321 North Harvey
          Oklahoma City, Oklahoma                               73101
   (Address of principal executive offices)                   (Zip Code)



                                 Debt Securities


                       (Title of the indenture securities)


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Item 1.        General Information

    (a) Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

               The Comptroller of the Currency
               Mid-Western District
               2345 Grand Avenue, Suite 700
               Kansas City, Missouri 64108

               Federal Reserve Bank of Kansas City
               Federal Reserve P.O. Station
               Kansas City, Missouri 64198

               Supervising Examiner
               Federal Deposit Insurance Corporation
               720 Olive Street, Suite 2909
               St. Louis, Missouri 63101

    (b)        The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with obligor. The Obligor is not affiliated with the Trustee.

Item 3.        Voting securities of the Trustee.

               NOT APPLICABLE

Item 4.        Trusteeships under other indentures.

               NOT APPLICABLE

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

               NOT APPLICABLE

Item 6. Voting securities of the trustee owned by the obligor or its officials.

               NOT APPLICABLE

Item 7. Voting securities of the trustee owned by underwriters or their officials.

               NOT APPLICABLE

Item 8.        Securities of the obligor owned or held by the trustee.

               NOT APPLICABLE


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Item 9.        Securities of the underwriters owned or held by the trustee.

               NOT APPLICABLE

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

               NOT APPLICABLE

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

               NOT APPLICABLE

Item 12.       Indebtedness of the Obligor to the Trustee.

               NOT APPLICABLE

Item 13.       Defaults of the Obligor.

               NONE

Item 14.       Affiliations with the Underwriters.

               NOT APPLICABLE

Item 15.       Foreign Trustee.

               NOT APPLICABLE

Item 16.       List of Exhibits

               Listed below are all exhibits as a part of this Statement of eligibility and qualification.

       1. Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

       2. Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

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       3.      Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

       4. Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

       5.      N/A

       6. Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

       7. Report of Condition of the Trustee as of 12/31/02.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 10th day of April, 2003.




                     UMB BANK, NATIONAL ASSOCIATION


                 BY: /s/ Frank C. Bramwell
                     -----------------------------------------
                     Frank C. Bramwell, Senior Vice President



Date: April 15, 2003





                                  T-1 EXHIBIT 7

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================================================================================

UMB Bank, National Association                 FFIEC 041
1010 GRAND BOULEVARD                           Consolidated Report of Condition
KANSAS CITY , MO 64106                         for December 31, 2002
FDIC Certificate Number: 8273
================================================================================
================================================================================
Web Address as of: 2/21/2003 HTTP://WWW.UMB.COM
                             ------------------
THE WEB ADDRESS IS AS PROVIDED BY THE INSTITUTION.
PLEASE CONTACT THE INSTITUTION DIRECTLY WITH ANY QUESTIONS REGARDING THE DATA OR THE WEB ADDRESS.
================================================================================
================================================================================

INFORMATION PAGE | SEARCH
================================================================================


Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks for December 31, 2002


All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

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


                                                                     Dollar Amounts in Thousands

ASSETS
  1.Cash and balances due from depository institutions (from Schedule RC-A)
     a.                                                                                         RCON
       Noninterest-bearing balances and currency and coin(1)                                     0081     692,741
     b.                                                                                         RCON
       Interest-bearing balances(2)                                                              0071       1,734
  2.Securities:
     a.                                                                                         RCON
       Held-to-maturity securities (from Schedule RC-B, column A)                                1754     328,444
     b.                                                                                         RCON
       Available-for-sale securities (from Schedule RC-B, column D)                              1773   3,127,887
  3.Federal funds sold and securities purchased under agreements to resell
     a.                                                                                         RCON
       FEDERAL FUNDS SOLD                                                                        B987     136,166
     b.                                                                                         RCFD
       SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL(3)                                        B989     106,605
  4.Loans and lease financing receivables (from Schedule RC-C):
     a.                                                                                         RCON
       Loans and leases held for sale                                                            5369      11,774
     b.                                                                                         RCON
       Loans and leases, net of unearned income                                                  B528   2,211,420
     c.                                                                                         RCON
       LESS: Allowance for loan and lease losses                                                 3123      28,838
     d.                                                                                         RCON
       Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)               B529   2,182,582
  5.                                                                                            RCON
    Trading assets (from Schedule RC-D)                                                          3545      71,474
  6.                                                                                            RCON
    Premises and fixed assets (including capitalized leases)                                     2145     193,811
  7.                                                                                            RCON
    Other real estate owned (from Schedule RC-M)                                                 2150       4,989


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  8.                                                                                            RCON
    Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)     2130           0
  9.                                                                                            RCON
    Customers' liability to this bank on acceptances outstanding                                 2155         240
 10.Intangible assets:
     a.                                                                                         RCON
       Goodwill                                                                                  3163      32,578
     b.                                                                                         RCON
       Other intangible assets (from Schedule RC-M)                                              0426       6,592
 11.                                                                                            RCON
    Other assets (from Schedule RC-F)                                                            2160      98,068
 12.                                                                                            RCON
    Total assets (sum of items 1 through 11)                                                     2170   6,995,685
LIABILITIES
 13.Deposits:
     a.                                                                                         RCON
       In domestic offices (sum of totals of columns A and C from Schedule RC-E)                 2200   5,188,165
           (1)                                                                                  RCON
              Noninterest-bearing(4)                                                             6631   2,347,790
           (2)                                                                                  RCON
              Interest-bearing                                                                   6636   2,840,375
     b.Not applicable
 14.Federal funds purchased and securities sold under agreements to repurchase
     a.                                                                                         RCON
       Federal funds purchased(5)                                                                B993      23,169
     b.                                                                                         RCON
       Securities sold under agreements to repurchase(6)                                         B995   1,099,712
 15.                                                                                            RCON
    Trading liabilities (from Schedule RC-D)                                                     3548           0
 16.Other borrowed money (includes mortgage indebtedness and obligations under capitalized      RCON
    leases) (from Schedule RC-M)                                                                 3190      98,116
 17.Not applicable
 18.                                                                                            RCON
    Bank's liability on acceptances executed and outstanding                                     2920         240
 19.                                                                                            RCON
    Subordinated notes and debentures(7)                                                         3200           0
 20.                                                                                            RCON
    Other liabilities (from Schedule RC-G)                                                       2930      47,162
 21.                                                                                            RCON
    Total liabilities (sum of items 13 through 20)                                               2948   6,456,564
 22.                                                                                            RCON
    Minority interest in consolidated subsidiaries                                               3000           0
EQUITY CAPITAL
 23.                                                                                            RCON
    Perpetual preferred stock and related surplus                                                3838           0
 24.                                                                                            RCON
    Common stock                                                                                 3230      16,500
 25.                                                                                            RCON
    Surplus (exclude all surplus related to preferred stock)                                     3839     148,041
 26.                                                                                            RCON
    a. Retained earnings                                                                         3632     356,130
     b.                                                                                         RCON
       Accumulated other comprehensive income(8)                                                 B530      18,450
 27.                                                                                            RCON
    Other equity capital components(9)                                                           A130           0
 28.                                                                                            RCON
    Total equity capital (sum of items 23 through 27)                                            3210     539,121
 29.                                                                                            RCON
    Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)       3300   6,995,685


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


Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
  1. Indicate in the box at the right the number of the statement below that best                         NUMBER
     describes the most comprehensive level of auditing work performed for the                  RCFD
     bank by independent external RCFD auditors as of any date during 2001                       6724       N/A

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


  1 =Independent audit of the bank conducted in            4 =Directors' examination of the bank conducted in
     accordance with generally accepted auditing              accordance with generally accepted auditing
     standards by a certified public accounting firm          standards by a certified public accounting firm (may
     which submits a report on the bank                       be required by state chartering authority)
  2 =Independent audit of the bank's parent holding        5 =Directors' examination of the bank performed by
     company conducted in accordance with generally           other external auditors (may be required by state
     accepted auditing standards by a certified public        chartering authority)
     accounting firm which submits a report on the
     consolidated holding company (but not on the bank
     separately)
                                                           6 =Review of the bank's financial statements by
                                                              external auditors
                                                           7 =Compilation of the bank's financial statements by
                                                              external auditors
  3 =Attestation on bank management's assertion on the     8 =Other audit procedures (excluding tax preparation work)
     effectiveness of the bank's internal control over
     financial reporting by a certified public accounting
     firm
                                                           9 =No external audit work
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---------------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3)  Includes all securities resale agreements, regardless of maturity.
(4)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(5)  Report overnight Federal Home Loan Bank advantages in Schedule RC, item 16,"other borrowed money."
(6)  Includes all securities repurchase agreements, regardless of maturity.
(7)  Includes limited-life preferred stock and related surplus.
(8)  Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(9)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.